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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")

                          Contango Oil & Gas Company
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                              95-4079863
      (State of Incorporation or        (I.R.S. Employer Identification No.)
             Organization)

   3700 Buffalo Speedway, Suite 960                     77098
            Houston, Texas                           (Zip Code)
    (Address of Principal Executive
               Offices)

If this form relates to the registration  If this form relates to the
of a class of securities pursuant to      registration of a class of
Section 12(b) of the Exchange Act and is  securities pursuant to Section 12(g)
effective pursuant to General             of the Exchange Act and is effective
Instruction A.(c), please check the       pursuant to General Instruction
following box. [X]                        A.(d), please check the following
                                          box. [_]

     Securities Act registration statement file number to which this form relates: 333-89900
                                (If applicable)

  Securities to be registered pursuant to Section 12(b) of the Exchange Act:

              Title of Each Class                Name of Each Exchange on Which
              to be so Registered                Each Class is to be Registered
              -------------------                ------------------------------
Depositary Shares, each representing 1/10 of a      American Stock Exchange
share of    % Convertible Cumulative Preferred
Stock, Series C, par value $0.04 per share

Securities to be registered pursuant to Section 12(g) of the Exchange Act: N/A


                               (Title of Class)

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Item 1. Description of Registrants Securities to be Registered

   A description of the Depositary Shares, each representing 1/10 of a share of % Convertible Cumulative Preferred Stock, Series C, par value $0.04 per share, is included (i) under the heading "The Offering" on the cover page to the prospectus, (ii) under the heading "The Offering" on page 3 of the prospectus, and (iii) in the section entitled "Description of Series C Preferred Stock and Depositary Shares" on page 48 of the prospectus, which prospectus is included in Part I of the Registration Statement filed with the Securities and Exchange Commission by the Registrant on Form S-1 (No. 333-89900) on June 6, 2002. The prospectus and the Registration Statement of which it forms a part shall be deemed to be incorporated herein by this reference.

Item 2. Exhibits

 Exhibit
   No.                            Exhibit Description
 -------                          -------------------
   3.1   Form of Certificate of Designations, Preferences and Relative Rights
         and Limitations for      % Convertible Cumulative Preferred Stock,
         Series C.

   4.1   Form of Deposit Agreement between Contango Oil & Gas Company and The
         Bank of New York, as Depositary and the Owners and Beneficial Owners of Depositary Receipts.

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                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          CONTANGO OIL & GAS COMPANY

Date: June 12, 2002                       By: /s/ William H. Gibbons
                                            -----------------------------------
                                            Name: William H. Gibbons
                                            Title:Vice President and
                                                 Treasurer

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                                 EXHIBIT INDEX

 Exhibit
   No.                            Exhibit Description
 -------                          -------------------
   3.1   Form of Certificate of Designations, Preferences and Relative Rights
         and Limitations for      % Convertible Cumulative Preferred Stock,
         Series C.

   4.1   Form of Deposit Agreement between Contango Oil & Gas Company and The
         Bank of New York, as Depositary and the Owners and Beneficial Owners of Depositary Receipts.

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